                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                October 30, 2002


Network Appliance, Inc.
495 East Java Drive
Sunnyvale, CA 94089

                  Re: Network Appliance, Inc. - Registration Statement for Offering of an Aggregate of 16,400,000 Shares of Common Stock

Dear Ladies and Gentlemen:

                  We have acted as counsel to Network Appliance, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (a) an additional 14,000,000 shares of Company's common stock reserved for issuance under the Company's 1999 Stock Option Plan (the "Option Plan") and (b) an additional 2,400,000 shares of the Company's common stock reserved for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Option Plan and the Purchase Plan. Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of (a) duly authorized stock option agreements under the Option Plan and in accordance with the Registration Statement and (b) duly authorized stock purchase rights under the Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan, the Purchase Plan or the shares of the Company's common stock issuable under such plans.

                                     Very truly yours,

                                     /s/ BROBECK, PHLEGER & HARRISON LLP

                                     BROBECK, PHLEGER & HARRISON LLP